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                                  December 4, 1995




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Courier Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 4, 1995. We agree with the statements concerning our Firm in such Form 8-K in Item 4 (a).

                                  Very truly yours,




                                  Coopers & Lybrand L.L.P.